As filed with the Securities and Exchange Commission on June 8, 2007
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC ETHANOL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2860	41-2170618
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Capitol Mall, Suite 2060
Sacramento, California 95814
(916) 403-2123
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Neil Koehler
Chief Executive Officer
Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
(916) 403-2123 / (916) 446-3937 (fax)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
John T. Bradley, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California 92626
(714) 641-5100 / (714) 546-9035 (fax)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering price(1)(2)	Amount of Registration Fee(3)
Common stock, $.001 par value	$250,000,000	$ ―	$250,000,000	$7,675
(1)   An indeterminate number of shares of common stock are being registered hereunder, but in no event will the aggregate offering price of all common stock issued from time to time pursuant to this registration statement exceed $250,000,000. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)   The proposed maximum offering price per share of common stock will be determined from time to time by the Registrant in connection with the issuance by the Registration of the common stock registered pursuant to this registration statement.
(3)   The registration fee was calculated in accordance with Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED JUNE 8, 2007

$250,000,000

PACIFIC ETHANOL, INC.

Common Stock

We may from time to time offer and sell common stock in one or more offerings for an aggregate initial offering price of $250,000,000. This prospectus describes the general manner in which our common stock may be offered using this prospectus. We will specify in one or more accompanying prospectus supplements and/or free writing prospectuses (each, a “prospectus supplement”) the terms of the securities to be offered and sold. We may also add, update or change in a prospectus supplement certain of the information contained in this prospectus or in documents we incorporate by reference into this prospectus. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page 7 of this prospectus.

Our common stock is quoted on the NASDAQ Global Market under the symbol “PEIX.” On June 6, 2007, the closing sale price of our common stock on the NASDAQ Global Market was $12.97 per share.

The mailing address and the telephone number of our principal executive offices are 400 Capitol Mall, Suite 2060, Sacramento, California 95814, (916) 403-2123

Investing in our shares of common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is ______________, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or Commission, using a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell our common stock in one or more offerings up to an aggregate dollar amount of $250,000,000. Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus and the prospectus supplements, includes the material information relating to this offering. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information described herein under “Where You Can Find Additional Information” before buying securities in this offering.

We may sell the common stock offered pursuant to this prospectus to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of common stock. A prospectus supplement, which we will provide to you each time we offer common stock, will provide the names of any underwriters, dealers, or agents involved in the sale of the common stock, and any applicable fee, commission or discount arrangements with them.

You should rely only on the information contained in or incorporated by reference into this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell the common stock offered pursuant to this prospectus. This document is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus or any prospectus supplement is accurate only on the date of this prospectus or such prospectus supplement and may become obsolete later. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or such prospectus supplement.

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes to those financial statements incorporated by reference in this prospectus. In this prospectus, the words “we,” “us,” “our” and similar terms refer to Pacific Ethanol, Inc., a Delaware corporation, together with its subsidiaries, unless the context provides otherwise.

Pacific Ethanol, Inc.

Our primary goal is to become the leading marketer and producer of renewable fuels in the Western United States.

We produce and sell ethanol and its co-products and provide transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Oregon and Colorado. We have extensive customer relationships throughout the Western United States and extensive supplier relationships throughout the Western and Midwestern United States.

Our customers are oil companies who blend ethanol into gasoline. We supply ethanol to our customers either from our own ethanol production facilities located within the regions we serve, or with ethanol procured in bulk from other producers. In some cases, we have marketing agreements with other ethanol producers to market all of the output of their facilities.

We intend to achieve our goal of becoming the leading marketer and producer of renewable fuels in the Western United States in part by expanding our relationships with customers and third-party ethanol producers to market higher volumes of ethanol throughout the Western United States, by expanding our relationships with animal feed distributors and end users to build local markets for wet distillers grains, or WDG, the primary co-product of our ethanol production, and by expanding the market for ethanol by continuing to work with state governments to encourage the adoption of policies and standards that promote ethanol as a fuel additive and ultimately as a primary transportation fuel. In addition, we intend to achieve this goal in part by expanding our production capacity to 220 million gallons of annual production capacity by mid 2008 and 420 million gallons of annual production capacity by the end of 2010. We also intend to expand our distribution infrastructure by expanding our ability to provide transportation, storage and related logistical services to our customers throughout the Western United States.

Corporate Information

Our principal executive offices are located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. Our telephone number is (916) 403-2123. Our Internet address is www.pacificethanol.net. Information contained on, or that is accessible through, our website should not be considered to be part of this prospectus.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Commission, as well as any amendments thereto reflected in subsequent filings with the Commission, which are incorporated herein by reference in their entirety (the “Pacific Ethanol Risk Factors”).

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Pacific Ethanol Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Special Note Regarding Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the ethanol marketing and production industries, and concerning our future business, financial condition, operating strategies, and operational and legal risks. We use words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under the caption “Risk Factors” above, contained in any applicable prospectus supplement and contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the ethanol marketing and production industries, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock under this prospectus for general corporate purposes, including application of the proceeds to our ethanol plant construction program and acquisitions of ethanol production assets. We will set forth in a prospectus supplement our intended use for the net proceeds received from the sale of our common stock. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Our management will retain broad discretion as to the allocation of the net proceeds of any offering.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price that will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may sell our common stock offered pursuant to this prospectus and any accompanying prospectus supplements:

•	to or through one or more underwriters or dealers;
•	to investors directly;
•	through agents; or
•	through any combination of these methods of sale.

Our common stock may be offered and sold:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Any of the prices at which we sell common stock may be at a discount to market prices. Broker-dealers may also receive from purchasers of the common stock compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number of shares and terms of the offering to which such prospectus supplement relates, including:

•	any over-allotment options under which underwriters, if any, may purchase additional common stock;
•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such common stock;
•	the public offering or purchase price of such common stock;
•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;
•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges or markets on which the securities may be listed;
•	the net proceeds we will receive from such sale; and
•	any underwriter or agent involved in the offer and sale of the common stock will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any common stock, the common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all of the common stock if they purchase any of the common stock. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents

We may sell common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the common stock. We also may, from time to time, authorize dealers or agents to offer and sell the common stock upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the common stock offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed shares of common stock directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed common stock to third parties.

Other Offerings

Our common stock may also be sold in one or more of the following transactions:

•
block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and
•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our common stock will be subject to certain conditions precedent.

Stabilization

In connection with the offering of common stock under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of our common stock. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase common stock for the purpose of stabilizing the market price.

The underwriters in an offering of common stock may also create a “short position” for their account by selling more common stock in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing common stock in the open market following completion of the offering of common stock hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or Exchange Act, under certain circumstances a person engaged in the distribution of the common stock offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in the common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

Common stock may also be offered and sold, if so indicated in an applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to incorporate by reference information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the Commission. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering covered by this prospectus:

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2007, as filed with the Commission on May 10, 2007;
•	Our Current Report on Form 8-K for May 4, 2007, as filed with the Commission on May 10, 2007 (File No. 0-21467);
•	Our Proxy Statement for our 2007 Annual Meeting of Stockholders, as filed with the Commission on April 27, 2007;
•	Our Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on April 23, 2007;
•	Our Current Report on Form 8-K for April 13, 2007, as filed with the Commission on April 13, 2007 (File No. 0-21467);
•	Our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on March 12, 2007; and
•
The description of our capital stock contained in our Current Report on Form 8-K for June 8, 2007, as filed with the Commission on June 8, 2007 (File No. 0-21467), including any amendments or reports filed for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document we subsequently file with the Commission, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the Commission shall not be deemed “filed with” the Commission and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attention: Secretary
Telephone: (916) 403-2123

LEGAL MATTERS

The validity of the shares of common stock offered in this offering will be passed upon for us by Rutan & Tucker, LLP, Costa Mesa, California.

EXPERTS

The financial statements incorporated by reference in this prospectus and registration statement have been audited by Hein & Associates LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report and are incorporated by reference in reliance upon such report and upon the authority of such Firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its telephone number is (212) 936-5100.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with respect to the common stock offered in this prospectus with the Commission in accordance with the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document which is filed as an exhibit to the registration statement. Each statement concerning a document which is filed as an exhibit should be read along with the entire document. For further information regarding us and the common stock offered in this prospectus, we refer you to the registration statement and its exhibits and schedules, which may be inspected without charge at the Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at (800) 732-0330 for further information on the Public Reference Room.

The Commission also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the Commission. The Commission’s website address is http://www.sec.gov.

PACIFIC ETHANOL, INC.

PROSPECTUS

_________________, 2007

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$7,675
Legal fees and expenses	100,000
Accounting fees and expenses	25,000
Printing expenses	25,000
Blue sky fees and expenses	25,000
Transfer agent and registrar fees and expenses	25,000
Miscellaneous	25,000
Total	$232,675

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit indemnification under certain circumstances and subject to certain limitations, such as if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

As permitted to Section 145 of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes a provision that eliminates the personal liability of its directors of monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•
the Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law;

•	the Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;
•
the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advance if it is ultimately determined that such person is not entitled to indemnification;

•
the rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	the Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and which allow for additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure those persons against various liabilities.

Registration rights agreements between the Registrant and various investors provide for cross-indemnification in connection with registration of the registration’s common stock on behalf of those investors.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16. Exhibits

The following exhibits are included or incorporated herein by reference.

Exhibit Number	Description
1.1	Form of Underwriting Agreement (*)
4.1	Form of Stock Purchase Agreement (*)
5.1	Opinion of Rutan & Tucker, LLP (**)
23.1	Consent of Independent Registered Public Accounting Firm (**)
23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (**)
24.1	Power of Attorney (contained in the signature page hereto) (**)
_______________
(*)	To be filed by amendment or as an exhibit to a report under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(**)	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x), for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in to the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California on June 8, 2007.

PACIFIC ETHANOL, INC.

By:	/s/ NEIL M. KOEHLER

Neil M. Koehler President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Pacific Ethanol, Inc., a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Neil M. Koehler, their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM L. JONES William L. Jones	Chairman of the Board and Director	June 8, 2007

/s/ NEIL M. KOEHLER Neil M. Koehler	President, Chief Executive Officer and Director (principal executive officer)	June 8, 2007

/s/ DOUGLAS C. JEFFRIES Douglas C. Jeffries	Chief Financial Officer (principal financial and accounting officer)	June 8, 2007

/s/ TERRY L. STONE Terry L. Stone	Director	June 8, 2007

/s/ JOHN L. PRINCE John L. Prince	Director	June 8, 2007

/s/ DOUGLAS L. KIETA Douglas L. Kieta	Director	June 8, 2007

/s/ ROBERT P. THOMAS Robert P. Thomas	Director	June 8, 2007

/s/ DANIEL A. SANDERS Daniel A. Sanders	Director	June 8, 2007

INDEX TO EXHIBITS
Exhibit Number	Description
5.1	Opinion of Rutan & Tucker, LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (contained in the signature page to the registration statement)